Exhibit 1.1

EXECUTION VERSION

DISTRIBUTION AGREEMENT

May 1, 2018

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28288

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road NE, 11th Floor

Atlanta, Georgia 30326

Ladies and Gentlemen:

Lamar Advertising Company, a Delaware corporation (the “Company”), confirms its agreement with each of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc., as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (each an “Agent” and, collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of Class A common stock, $0.001 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $400,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-224579) (the “registration statement”) for the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus dated May 1, 2018 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company and each Agent agree as follows:

1. Issuance and Sale.

(a) Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides such Agent with any due diligence materials and information reasonably requested by such Agent necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the Nasdaq Global Select Market.

(b) Subject to the terms and conditions set forth below, the Company appoints the applicable Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Such Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through an Agent, and such Agent shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal to the Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.

(c) Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing.

(d) If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold in such Agency Transaction on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) for all Shares sold in such Agency Transaction on such date no later than the opening of trading on the immediately following Exchange Business Day.

(e) If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or any Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which such Agent would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f) The Company acknowledges and agrees that (i) there can be no assurance that any Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2. Transaction Acceptances and Terms Agreements.

(a) The Company may, from time to time during the Term, propose to an Agent that the Company and such Agent enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance; and;

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	if other than 2.00% of the Gross Sales Price, such Agent’s discount or commission.

A Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate Gross Sales Price (as defined below) of Shares previously purchased and the aggregate number of Shares to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the Company’s or such Agent’s respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b) The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement shall be a percentage, not to exceed 2.00%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when such Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5(a)(i) through 5(a)(iii) hereof, each dated the Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for the Agent with respect to such transaction. The Gross Sales Price less such Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c) Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the applicable Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d) If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.

(e) If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties hereto and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party hereto. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agents.

(f)	If the Company wishes to issue and sell the Shares to an Agent pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(i) The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g) Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of such Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the applicable Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and no Agent shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(i) hereof, at any time from and during the period commencing on the 10th business day prior to the time the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations for a fiscal period or periods (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(i) Notwithstanding clause (ii) of Section 2(h) hereof, if the Company wishes to offer or sell Shares to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Agents (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and, prior to its filing, obtain the written consent of the Agents to such filing (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) provide the Agents with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b), (c) and (d), respectively, hereof, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with

Section 6(f) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 6(b), (c) and (d), respectively, hereof, and (B) this Section 2(i) shall in no way affect or limit the operation of clause (i) of Section 2(h) hereof, which shall have independent application.

(j) The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company by the Company shall only be effected by or through only one Agent on any single given day; provided, however, that the foregoing limitation shall only apply with respect to an Agency Transaction.

(k) Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and the applicable Agent, as sales agent, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Agent, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; there is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Company, no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement in or omission from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with information concerning the Agents and furnished in writing by or on behalf of the Agents expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the applicable Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agents, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of
Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer” and was as of each such eligibility date and is a “well-known seasoned issuer” (each as defined in Rule 405 under the Act). The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Act.

(c) The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed during the Term and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The historical financial statements of the Company and its Subsidiaries, included (or incorporated by reference) in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, together with related schedules and notes, comply as to form in all material respects with the requirements applicable to a registration statement on Form S-3 under the Act (assuming for the purpose of this representation that the Company is eligible to use such form and such information in each case, therefore, includes any and all information incorporated by reference therein); such historical financial statements, together with related schedules and notes, present fairly the consolidated financial position, results of operations, cash flows and changes in financial position of the entities to which they relate on the basis stated in each of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus at the respective dates for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included (or incorporated by reference) in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are accurately presented in all material respects and prepared on a basis consistent in all material respects with such financial statements and the books and records of the entities to which they relate. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The pro forma financial information, if any, including the pro forma financial statements and the related notes thereto, included or incorporated by referenced in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable. The assumptions used in preparing such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(e) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options issued under, and the grant of options and awards under, equity incentive plans described in the Registration Statement and the Prospectus and the issuance of Shares pursuant to this Agreement) or short-term debt or long-term debt (except for borrowings and the repayment of borrowings (i) in the ordinary course of business or otherwise as described in the Registration Statement and the Prospectus or (ii) made under the Company’s Third Amended and Restated Credit Agreement dated as of May 15, 2017 (as amended from time to time) (the “Credit Facility”) and as such Credit Facility may be amended from time to time after the date hereof) of the Company or any Subsidiary (defined below), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regularly scheduled cash dividends in amounts that are consistent with past practice), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and the Subsidiaries (defined below) taken as a whole; (ii) neither the Company nor any Subsidiary (defined below) has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole; and (iii) neither the Company nor any Subsidiary has sustained any loss or interference with its business that is material to the Company and the Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(f) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”). The subsidiaries listed in Exhibit D-1 to this Agreement (collectively, the “Subsidiaries”) are the only subsidiaries of the Company. Each of the Subsidiaries other than the Subsidiaries listed on Exhibit D-2 to this Agreement (collectively, the “Material Subsidiaries”) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing in the jurisdiction of its organization, with full corporate, limited liability company or partnership power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and is duly registered or qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not, individually or in the aggregate, have a Material Adverse Effect; all the outstanding shares of capital stock or other equity interest of each of the Material Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance except for any such lien, adverse claim, security interest, equity or other encumbrance that would not reasonably be expected, individually or in the aggregate, to materially impair the value of such shares or other equity interests and except for the liens under the Company’s Credit Facility.

(g) The Company has the authorized capitalization as set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

(h) With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the Subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the Exchange and any other exchange on which Company securities are traded, and (iii) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or the Subsidiaries or their results of operations or prospects.

(i) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by each of the Agents, constitutes a valid and legally binding obligation of the Company. Any Terms Agreement will have been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the applicable Agent, will constitute a valid and legally binding obligation of the Company.

(j) The Shares to be issued and sold by the Company hereunder or under any Terms Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided herein or in any Terms Agreement, as the case may be, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Prospectus, and any Permitted Free Writing Prospectus; and the issuance and sale of the Shares are not and will not be subject to any preemptive or similar rights.

(k) The Company has full right, power and authority to execute and deliver this Agreement and any Terms Agreement and perform its obligations hereunder and thereunder, including the Company’s issuance, sale and delivery of the Shares as provided herein and therein; and all corporate action required to be taken for the due and proper authorization, execution and delivery by the Company of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized).

(l) This Agreement conforms and each Terms Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(m) Neither the Company nor any of the Material Subsidiaries is (i) in violation of its certificate or articles of incorporation or bylaws, certificate of formation or operating agreement, or partnership agreement, or other organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Material Subsidiaries is a party or by which the Company or any of the Material Subsidiaries is bound or to which any of the property or assets of the Company or any of the Material Subsidiaries is subject, or (iii) in violation of any law, ordinance or statute, administrative or governmental rule or regulation applicable to the Company or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Material Subsidiaries except for, in the case of the foregoing clauses (ii) and (iii), such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries (i) are in compliance with all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety or the environment, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses in the manner described in each of the Registration Statement, the Prospectus and any Permitted Free

Writing Prospectus, and (iii) have not received notice of any claims, proceedings or actions pursuant to, or are otherwise subject to any liability under, any Environmental Law, subject in each case to such qualifications as may be set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(o) Neither the Company nor any of the Subsidiaries is in violation of or has received notice of any violation with the respect to any Federal or state law relating to discrimination in the hiring, promotion or pay of employees or any applicable Federal or state wages and hours laws, the violation of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) None of the issuance or sale of the Shares, the execution, delivery or performance of this Agreement and any Terms Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or by any Terms Agreement (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except (A) as have been made, (B) such as may be required under the Act, the Exchange Act and applicable state securities laws and except for such Permitted Free Writing Prospectus and any such amendments or supplements to the Registration Statement or the Prospectus or any documents incorporated by reference or deemed to be incorporated by reference therein as may be required by the Act or the Exchange Act from time to time, or (C) such filings as the Exchange may require from time to time) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, the certificate of formation or operating agreement, or the partnership agreement, or other organizational documents, of the Company or any Material Subsidiary or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any Material Subsidiary is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Material Subsidiary or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance (other than any lien, charge or encumbrance securing the obligations under the Company’s Credit Facility) upon any property or assets of the Company or any Material Subsidiary pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of the foregoing clause (ii), where such conflict, breach or default would not, individually or in the aggregate, have a Material Adverse Effect.

(q) Except as described in the Registration Statement and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries is a party, or to which any of their respective properties is subject, at law or in equity, before or by any Federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency (“Actions”) which, individually or in the aggregate, if determined adversely to the Company or the Subsidiaries, would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect, or materially adversely affecting the consummation of the transactions contemplated by this Agreement or any Terms Agreement; and all pending Actions to which the Company or any of its Subsidiaries is a party or that affect any of their respective properties including ordinary routine litigation incidental to the business, that are not described in each of the Registration Statement and the Prospectus and as to which an adverse determination is not remote would not, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and there are no current or pending Actions that are required under the Act or the Exchange Act to be described in the Registration Statement or the Prospectus or any document incorporated by reference therein that are not so described as required.

(r) KPMG LLP (“KPMG”), whose report on the financial statements of the Company included or incorporated by reference in each of the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Act. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is an independent registered public accounting firm with respect to the Company and its consolidated Subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Act.

(s) Each of the Company and the Material Subsidiaries has good and marketable title to all property (real and personal) described in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and all the property described in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as being held under lease or sublease by each of the Company and the Material Subsidiaries is held by it under valid, subsisting and enforceable leases or subleases with such exceptions as are disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any Material Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any Material Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which claim could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(t) The Company and the Material Subsidiaries own or possess such licenses or other adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as being owned by them or any of them or otherwise necessary for the conduct of their respective businesses as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be effect to have a Material Adverse Effect; and the Company has not received any written notice of any challenge or claim of infringement by any other person to the rights of the Company and the Material Subsidiaries with respect to the foregoing, which claim or challenge would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in any Permitted Free Writing Prospectus.

(v) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(w) The Company and each Subsidiary has filed all Federal, state, local and foreign tax returns required to be filed by it through the date hereof (taking into account any valid extension), which returns are complete and correct in all material respects, and neither the Company nor any Subsidiary is in default in the payment of any taxes (including any interest, additions to taxes and penalties attributable thereto and including any withholding tax) which are due and payable (whether or not shown on a tax return), except for taxes being contested in good faith and for which adequate reserves have been taken in accordance with GAAP, and except, in each case, for such failures to file or defaults in payment of a character which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has been treated as a qualified real estate investment trust (“REIT”) for U.S. federal income tax purposes beginning with its taxable year ended December 31, 2014 and will use its best efforts to continue to operate in a manner so as to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), unless the board of directors of the Company determines that it is no longer in the best interest of the Company to continue to be qualified as a REIT.

(x) The Company and each Material Subsidiary has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its respective properties and to conduct its business in the manner described in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, subject to such qualifications as may be set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and with such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and each Material Subsidiary has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the effect of which would reasonably be expected to result in a Material Adverse Effect; and, except as described in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any Material Subsidiary.

(y) No labor dispute or disturbance exists with the employees of the Company or any Material Subsidiary or, to the knowledge of the Company, is imminent that, in either case, would, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect.

(z) The Company and each Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (collectively, “ERISA”). No “prohibited transaction” (as defined in ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA or any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan (other than a multi-employer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA) of the Company or any Subsidiary which would reasonably be expected to have a Material Adverse Effect; each such employee benefit plan (other than a multi-employer plan as defined in Section 3(37) or Section

4001(a)(3) of ERISA) is in compliance in all respects with applicable law, including ERISA and the Code except where such non-compliance would not reasonably be expected to have a Material Adverse Effect; Neither the Company nor any Subsidiary has incurred and does not expect to incur liability under Title IV of ERISA which would reasonably be expected to have a Material Adverse Effect with respect to the termination of, or withdrawal from (including under Section 4062(e) of ERISA), any pension plan for which the Company or any Subsidiary would have any liability; and each such pension plan (other than a multi-employer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA) that is intended to be qualified under Section 401(a) of the Code is, to the best of the knowledge of the Company and the Material Subsidiaries, so qualified in all material respects and nothing has occurred, whether by action or by failure to act by the Company or the Material Subsidiaries or affiliates, which would reasonably be expected to cause the loss of such qualification.

(aa) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and as of December 31, 2017 and as of the last day of each of the Company’s fiscal quarters ended thereafter, such disclosure controls and procedures were effective to perform the functions for which they were established.

(bb) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference. Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, since the Company’s most recent evaluation of its internal controls over financial reporting described above, there are no material weaknesses in the Company’s internal controls over financial reporting.

(cc) Except as described in the Registration Statement and the Prospectus, the Company and the Material Subsidiaries maintain insurance of the types and in the amounts that are reasonable for the businesses operated by them, all of which insurance is in full force and effect, except for such policies that, if not in full force and effect, would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Material Subsidiary has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd) Neither the Company nor a any Subsidiary nor any director or officer of the Company or any Subsidiary nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and the Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce a code of business conduct and ethics designed to promote and ensure, among other things, compliance with all applicable anti-bribery laws and anti-corruption laws.

(ee) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any Subsidiary conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ff) Neither the Company nor any Subsidiary, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five (5) years, the Company and the Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg) Except as disclosed the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, no Material Subsidiary is currently prohibited nor will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, other than any such prohibitions contained in the Company’s Credit Facility, the Company’s 5 7/8% Senior Subordinated Notes due 2022, the Company’s 5% Senior Subordinated Notes due 2023, the Company’s 5 3/8% Senior Notes due 2024 and the Company’s 5 3/4% Senior Notes due 2026.

(hh) Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any Subsidiary or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ii) No person has the right to require the Company or any Subsidiary to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.

(jj) Neither the Company nor any Subsidiary or affiliate of the Company has taken nor will the Company or any Subsidiary or affiliate of the Company take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(kk) The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ll) The Company and, to the Company’s knowledge, each of its directors and officers, in their capacities as such, are in compliance in all material respects with any applicable provision of the United States Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included (or incorporated by reference) in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo) All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been approved for listing, subject only to official notice of issuance, on the Exchange.

(pp) The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.

(qq) Any certificate signed by any officer of the Company and delivered to the Agents or to counsel to the Agents pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

(rr) The Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, to the knowledge of the Company, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect.

4. Certain Covenants of the Company. The Company hereby agrees with each Agent:

(a) For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law; and the Company will not use or file any such Permitted Free Writing Prospectus or proposed, amendment or supplement to which an Agent reasonably objects unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b) To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by such Agent and, at an Agent’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c) To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d) In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e) To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as any Agent may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f) To make available to the Agents at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of
Section 10(a)(3) of the Act.

(g) To furnish or make available to the Agents during the Term (i) copies of any reports or other communications which the Company shall send to its shareholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents from time to time during the Term such other information as any Agent may reasonably request regarding the Company or the Material Subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of such Agent, as applicable; provided, however, that the Company shall have no obligation to provide the Agents with any document filed on EDGAR or included on the Company’s Internet website.

(h) If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Shares in the Agents’ capacity as agents, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i) To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j) To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k) Not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l) Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the

Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith, which such fees and disbursements shall not exceed $5,000 in the aggregate) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith, which such fees and disbursements shall not exceed $5,000 in the aggregate), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement and (viii) the reasonable and documented out-of-pocket expenses of the Agents, including the reasonable and documented fees and disbursements of a single counsel to the Agents in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder.

(m) With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of the Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n) Unless the Company has given written notice to the Agents that the Company has suspended activity under this Agreement and there are no pending Agency Transactions or Principal Transactions, the Company will not, without (A) giving the Agents at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock or other equity securities of the Company, or file any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement or (B) securities issued pursuant to any of the Company’s equity incentive plans or employee stock purchase plans or similar plans and benefits described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p) The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q) The Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

5. Execution of Agreement. Each Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a) the Company shall have delivered to the Agents:

(i)	an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)	(a) an opinion and, if not covered in such opinion, a negative assurance letter of Locke Lord LLP, counsel for the Company, (b) an opinion of James R. McIlwain, Esq., the General Counsel of the Company, (c) an opinion of Goodwin Procter LLP, REIT counsel for the Company, and (d) an opinion of Kean Miller LLP, local counsel for the Company, each addressed to the Agent and dated the date of this Agreement, in the form of Exhibit C-1, Exhibit C-2, Exhibit C-3 and Exhibit C-4, respectively, hereto;

(iii)	a “comfort” letter from KPMG, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;

(iv)	[reserved];

(v)	evidence reasonably satisfactory to the Agents and the Agents’ counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi)	resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(vii)	such other documents as any Agent shall reasonably request; and

(b) The Agents shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Cahill Gordon & Reindel LLP, counsel to the Agents, addressed to the Agents and dated the date of this Agreement, addressing such matters as the Agents may reasonably request.

6. Additional Covenants of the Company. The Company further covenants and agrees with each Agent as follows:

(a) Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b) Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) any Agent shall reasonably request (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) hereof furnished to the Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date. The requirement to provide a certificate pursuant to clause (i) of the first sentence of this Section 6(b) shall be waived for any Bring-Down Delivery Date occurring at a time at which no instruction to any Agent to sell Shares pursuant to Section 2(a) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Bring-Down Delivery Date when the Company relied on such waiver and did not provide the Agents a certificate pursuant to clause (i) of the first sentence of this Section 6(b), then before the Company instructs any Agent to sell Shares pursuant to Section 2(a), the Company shall provide the Agents such certificate. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Bring-Down Delivery Date, “promptly” shall be deemed to be at or prior to the applicable Time of Sale for such sale.

(c) Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause to be furnished to Agents (A) the written opinion and, if not included in such opinion, negative assurance letter of Locke Lord LLP, counsel to the Company, (B) the written opinion of James R. McIlwain, Esq., the General Counsel of the Company, (C) the written opinion of Goodwin Procter LLP, REIT counsel to the Company, (D) the written opinion of Kean Miller LLP, local counsel to the

Company, and (E) the written opinion and, if not included in such opinion, negative assurance letter of Cahill Gordon & Reindel LLP, counsel to the Agents, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) or Section 5(b) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii) or Section 5(b), as applicable, furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance). The requirement to provide opinions pursuant to clause (i) of the first sentence of Section 6(b) shall be waived for any Bring-Down Delivery Date occurring at a time at which no instruction to any Agent to sell Shares pursuant to Section 2(a) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Bring-Down Delivery Date when the Company relied on such waiver and did not provide the Agents opinions pursuant to clause (i) of the first sentence of Section 6(b), then before the Company instructs the Agents to sell Shares pursuant to Section 2(a), the Company shall provide any Agent such opinions. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Bring-Down Delivery Date, “promptly” shall be deemed to be at or prior to the applicable Time of Sale for such sale.

(d) Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause KPMG to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and the Subsidiaries) or acquired properties or assets, the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request. The requirement to provide a comfort letter pursuant to clause (i) of the first sentence of Section 6(b) shall be waived for any Bring-Down Delivery Date occurring at a time at which no instruction to any Agent to sell Shares pursuant to Section 2(a) has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any Bring-Down Delivery Date when the Company relied on such waiver and did not provide the Agents a comfort letter pursuant to clause (i) of the first sentence of Section 6(b), then before the Company instructs any Agent to sell Shares pursuant to Section 2(a), the Company shall provide the Agents such comfort letter. As used in this paragraph, to the extent there shall be a sale of Shares on or following any Bring-Down Delivery Date, “promptly” shall be deemed to be at or prior to the applicable Time of Sale for such sale.

(e) (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company.

(f) The Company shall reasonably cooperate with any reasonable due diligence review requested by any Agents or Agents’ counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and the Subsidiaries) or acquired properties or assets, representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of such Agent and (ii) at each Bring-Down Delivery Date and otherwise as any Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and the Subsidiaries) or acquired properties or assets, representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of such Agent and Agents’ counsel.

(g) The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K and, if requested by the Agents, in supplements to the Prospectus to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents. The Agents will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7. Conditions of the Agents’ Obligation. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a) At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the applicable Agent makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)	Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any Subsidiary (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)	The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)

(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement

Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any Federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)	(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the applicable Agent; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent delivers a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agent shall have reasonably objected in writing.

(b) Subject to penultimate sentence in Sections 6(b), (c), and (d), within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the Company and each of the Agents agree that an Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by such Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.

8. Termination.

(a)	The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(i)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agents.

(b)	Each Agent may terminate this Agreement in its sole discretion at any time as to itself upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(i)	In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any Material Subsidiary shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by Federal or New York state authorities, (iv) there shall have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or any change in financial markets in the United States or the international financial markets, that, solely in the case of events and conditions described in this clause (iv), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If any Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c) This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements and (C) the third anniversary of the date of this Agreement, in each case except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Agent, each Agent’s affiliates, directors and officers and each person, if any, who controls each Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agents furnished to the Company in writing by the Agents expressly for use therein, it being understood and agreed that the only such information furnished by the Agents consists of the information described as such in subsection (b) below.

(b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable out-of-pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company in writing by the Agents expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the written information relating to the Agents furnished to the Company by or on behalf of the Agents specifically for use therein.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents, their respective affiliates, directors and officers and any control persons of the Agents, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents, their respective affiliates, directors and officers who signed the Registration Statement and any control persons of the Agents, if any, shall be designated in writing by the Agents, and any such separate firm for the Company, its directors, its officers and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable Agents, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the applicable Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the applicable Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms

Agreements and the total discounts and commissions received by the applicable Agents in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company, on the one hand, and the applicable Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to an Agent, shall be sufficient in all respects if delivered or sent to: if to J.P. Morgan Securities LLC, 383 Madison Avenue, 7th Floor, New York, New York 10179, to the attention of Special Equities Group, Adam Rosenbluth (email adam.s.rosenbluth@jpmorgan.com) and Brett Chalmers (email brett.chalmers@jpmorgan.com); if to Wells Fargo Securities, LLC, to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department, fax: (212) 214-5918 and Attention: Special Equities Desk, fax, (212) 214-8918; and if to SunTrust Robinson Humphrey, Inc., 3333 Peachtree Road NE, 11th Floor, Atlanta, Georgia 30326 to the attention of Equity Capital Markets, Geoff Fennel (email: geoff.fennel@suntrust.com) and Keith Carpenter (email: keith.carpenter@suntrust.com); and, if to the Company, shall be sufficient in all respects if delivered or sent to it at Lamar Advertising Company, 5321 Corporate Boulevard, Baton Rouge, Louisiana 70808, Attn: Keith A. Istre (email: kistre@lamar.com). Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents by telephone or email to: if to J.P. Morgan Securities LLC, Adam Rosenbluth (telephone number: (212) 622-7027; email: adam.s.rosenbluth@jpmorgan.com), Jemil Salih (telephone number: (212) 622-2723, email: jemil.d.salih@jpmorgan.com) or Ara Movsesian (telephone number: (212) 622-2619; email: ara.movsesian@jpmorgan.com); if to Wells Fargo Securities, LLC, Jennifer Lynch (telephone number: (212) 214-6122, email jennifer.r.lynch@wellsfargo.com); and if to SunTrust Robinson Humphrey, Inc., Geoff Fennel (telephone number: (404) 926-5832; email: geoff.fennel@suntrust.com) or Keith Carpenter (telephone number: (404) 926-5037; email: keith.carpenter@suntrust.com); and Transaction Acceptances shall be delivered by the Agents to the Company by email to Sean E. Reilly (email: sreilly@lamar.com) and Keith A. Istre (email: kistre@lamar.com).

11. No Fiduciary Relationship. The Company acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no Agent is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent shall have responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

12. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13. Governing Law; Construction.

(a) This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14. Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through the Agents shall be deemed to be a successor merely by reason of purchase.

15. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agents.

17. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

18. Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

19. Submission to Jurisdiction. The Company and each Agent hereby submits to the exclusive jurisdiction of the U.S. Federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and each Agent waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company and each Agent agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the applicable Agents and may be enforced in any court to the jurisdiction of which Company or the applicable Agent is subject by a suit upon such judgment.

20. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

21. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and each Agent, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and each Agent.

Very truly yours,

LAMAR ADVERTISING COMPANY

By:	/s/ Keith A. Istre
Name:	Keith A. Istre
Title:	Chief Financial Officer

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Adam S. Rosenbluth
Name:	Adam S. Rosenbluth
Title:	Executive Director

Accepted and agreed to as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Gregory Ogborn
Name:	Gregory Ogborn
Title:	Director, ECM

Accepted and agreed to as of the date first above written:

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Keith Carpenter
Name:	Keith Carpenter
Title:	Director

Schedule A

Authorized Company Representatives

Sean E. Reilly

Keith A. Istre

Kevin P. Reilly, Jr.

Exhibit A

Lamar Advertising Company Common Stock

TERMS AGREEMENT

_____________, 20__

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Wells Fargo Securities, LLC

301 S. College Street

Charlotte, North Carolina 28288

SunTrust Robinson Humphrey, Inc.

3333 Peachtree Road, 11th Floor

Atlanta, Georgia 30326

Dear Sirs:

Lamar Advertising Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated May 1, 2018 (the “Distribution Agreement”) between the Company and each of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc. (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

LAMAR ADVERTISING COMPANY

By:
Name:
Title:

Accepted and agreed as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

Accepted and agreed as of the date first above written:

WELLS FARGO SECURITIES LLC

By:
Name:
Title:

Accepted and agreed as of the date first above written:

SUNTRUST ROBINSON HUMPHREY, INC.

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Class A common stock, par value $0.001 per share

Number of Shares of Purchased Securities:

[     ] shares

Initial Price to Public:

$[    ] per share

Purchase Price Payable by the Agent:

$[    ] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[     ], 20[    ]

Closing Location:

[     ]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the officer’s certificate referred to in Section 5(a)(i);

(2)	the opinions and negative assurance letters of the Company’s outside counsel and general counsel referred to in Section 5(a)(ii);

(3)	the “comfort” letter referred to in Section 5(a)(iii);

(4)	the opinion and negative assurance letter referred to in Section 5(b); and

(5)	such other documents as the Agent shall reasonably request.

[Lockup:]

[        ]

Time of sale: [    ] [a.m./p.m.] (New York City time) on [                ], 20[    ]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit B

OFFICERS’ CERTIFICATE

Dated                     , 20

We, [name], [title], and [name], [title], of Lamar Advertising Company, a Delaware corporation (the “Company”), do hereby certify that this certificate is signed by us pursuant to the Distribution Agreement dated May 1, 2018 between the Company and J.P. Morgan Securities LLC, Wells Fargo Securities LLC and SunTrust Robinson Humphrey, Inc. (the “Agreement”), and do hereby further certify on behalf of the Company, as follows:

1. The representations and warranties of the Company in the Agreement are true and correct on and as of the date hereof as though made on and as of this date;

2. The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;

3. The Company’s Registration Statement (File No. 333-224579) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission have been complied with; and

4. Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, the has not be an any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, condition (financial or otherwise) or results of operations or prospects of the Company and the Subsidiaries taken as a whole.

5. Each of Locke Lord LLP, the General Counsel of the Company, Goodwin Procter LLP, Kean Miller LLP, and Cahill Gordon & Reindel LLP is entitled to rely on this certificate in connection with the opinion that such firm or person is rendering pursuant to Section 5(a)(ii) and 5(b), respectively, of the Agreement.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

B-1

Name:
Title:

Name:
Title:

B-2

Exhibit C-1

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF

LOCKE LORD LLP,

COUNSEL TO THE COMPANY

1.    The Company is validly existing as a corporation and in good standing under Delaware law with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement and the Prospectus (and any amendment or supplement thereto).

2.    The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized by the Company and, when issued and delivered and paid for as provided in this Agreement and the resolutions duly adopted by the Board of Directors of the Company will be duly and validly issued, fully paid and nonassessable.

3.    The execution, delivery and performance of the Agreement by the Company has been duly authorized by all necessary corporate action of the Company.

4.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any U.S. federal or Delaware state court or governmental authority or entity (other than under the Securities Act and the rules and regulations promulgated thereunder, and the Exchange Act and the rules and regulations promulgated thereunder, which have been obtained, or as may be required under the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion) is necessary or required in connection with the Company’s due authorization, execution or delivery of, or performance of its obligations under, this Agreement or for the offering, issuance, sale or delivery of Shares.

5.    Neither the issuance, sale or delivery of the Shares, nor the execution, delivery or performance of this Agreement or compliance by the Company with the provisions of this Agreement, or the consummation by the Company of the transactions contemplated thereby constitutes or will constitute a violation or breach of, or a default under (A) the certificate of incorporation or bylaws of the Company or (B) any document filed by the Company with the Securities and Exchange Commission as an exhibit to the Company’s Form 10-K for the year ended December 31, 2017, or to any Form 8-K filed on or after January 1, 2018, or constitute a breach of or default under, or will result in the creation or imposition of any lien, charge or encumbrance pursuant to any such document upon any property or assets of the Company or any Material Subsidiary, nor will any such actions (assuming compliance with all applicable federal and state securities laws and Blue Sky laws) result in any violation of any existing law, regulation, ruling, judgment, injunction, order or decree known to us and applicable to the Company, the Material Subsidiaries or any of their respective properties, except in the case of the foregoing clause (B), where such conflict, breach or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.    The authorized and outstanding capital stock of the Company is as set forth under the caption “Description of Class A Common Stock — Authorized and Outstanding Capital Stock” in each of the Registration Statement and the Prospectus; and the issuance and sale of the Shares to be sold by the Company pursuant to this Agreement is not subject to any preemptive or, to our knowledge, similar rights of any securityholder of the Company or any other person to subscribe for or purchase securities of the Company arising under the amended and restated certificate of incorporation of the Company or the amended and restated bylaws of the Company or any agreement to which the Company is a party and is filed as an exhibit to the Registration Statement and Prospectus.

7.    The Registration Statement became effective upon filing with the Commission pursuant to Rule 462(e); the filing of the Prospectus has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8))[; the filing of each Permitted Free Writing Prospectus, if any, has been made in the manner and within the time period required by Rule 433]; and, to our knowledge and based on our review of the Commission’s “Stop Orders” web page, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection to the use of the Registration Statement pursuant to Rule 401(g)(2) has been received by the Company and no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any such purpose have been instituted or are pending or, to our knowledge, threatened by the Commission.

8.    The Registration Statement and any post-effective amendment thereto and the Prospectus and any amendment or supplement thereto (in each case other than (A) the financial statements and notes thereto and related schedules and other financial data included or incorporated or deemed to be incorporated by reference therein or omitted therefrom and (B) the documents incorporated or deemed to be incorporated by reference therein, as to which such counsel need express no opinion), as of the respective dates they became effective or were filed with the Commission, each appear on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations promulgated thereunder.

C-1-1

9.    The Company is not required, and upon the issuance and sale of the Shares as contemplated in this Agreement and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company,” as such term is defined in the 1940 Act.

10.    The information in the Registration Statement and the Prospectus under “Description of Class A Common Stock” and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of the Company’s charter and bylaws or summaries of legal conclusions, fairly summarize the matters described therein in all material respects.

In addition, Locke Lord LLP shall include in its opinion or a separate letter the following language:

We have participated in the preparation of the Registration Statement and the Prospectus, reviewed the documents incorporated or deemed to be incorporated by reference into the Registration Statement and the Prospectus, participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm of the Company and your representatives, at which the contents of the Registration Statement and the Prospectus, and related matters were discussed. The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, Prospectus and any Permitted Free Writing Prospectus (the “Offering Documents”) (except as and to the extent stated in paragraph 10 above), and we have not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Offering Documents involve matters of a non-legal nature. Accordingly, we do not pass upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Documents (except as and to the extent stated in paragraph 10 above). Subject to the foregoing and on the basis of the information we gained in the course of performing services referred to above, we advise you that nothing has come to our attention that would lead us to believe that:

a)     the Registration Statement or any amendment thereto, at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

b)    the Prospectus and any Permitted Free Writing Prospectus or any amendment or supplement thereto, as of their respective dates or on the date of this letter, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except in each case that we make no statement and express no belief with respect to financial statements and notes thereto, related schedules and other financial data included or incorporated or deemed to be incorporated by reference in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto.

In the event that such opinion shall define the term “Registration Statement,” “Prospectus” or “Permitted Free Writing Prospectus” (rather than indicating that such terms, as used in such opinion, have the respective meanings given thereto in this Agreement ), such opinion shall define the terms “Registration Statement” to include the information deemed to be a part of such registration statement pursuant to Rule 430B of the Securities, shall define the term “Prospectus” as the Prospectus in the form first filed with the Commission pursuant to Rule 424(b), and shall define the term “Permitted Free Writing Prospectus” as those documents in the respective forms furnished to the Agents for use in connection with the offering of the Shares and shall define the terms “Registration Statement” and “Prospectus” as including the documents incorporated or deemed to be incorporated by reference therein.

In rendering such opinion, Company Counsel shall state that such opinion covers matters arising under the Delaware General Corporation Law and the federal laws of the United States of America. In rendering such opinion, Company Counsel may rely as to matters involving the laws of any other state upon the opinion of local counsel satisfactory to the Agents; provided that such opinion shall be addressed to the Agents, shall state that Company Counsel may rely on such opinion as if it were addressed to them in rendering their opinion pursuant to this Agreement, shall be dated the same date as the opinion of Company Counsel, shall be delivered to the Agents at the same time that the opinion of Company Counsel is delivered, and shall be reasonably satisfactory in form and substance to the Agents. In rendering such opinion, Company Counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may state that, whenever a statement therein is qualified by the phrase “to our knowledge,” it is intended to indicate that no information has come to the attention of those attorneys in such firm who are responsible for opinion letter (after such inquiry with such attorneys in such firm, and review of such documents as they considered necessary) that has given such attorneys actual knowledge of the inaccuracy of such statement. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

C-1-2

Exhibit C-2

FORM OF OPINION

OF GENERAL COUNSEL

1.    The Company and each of the Material Subsidiaries has corporate power and authority, and all necessary governmental authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental regulatory officials and bodies (except where the failure so to have any such authorizations, approvals, orders, licenses, certificates, franchises or permits, individually or in the aggregate, would not have a material adverse effect on the business, properties, operations or financial condition of the Company and the Subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted, as described in each of the Registration Statement and Prospectus and any Permitted Free Writing Prospectus.

2.    The Company is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.    To the best of my knowledge, other than as described or contemplated in each of the Registration Statement and Prospectus (or any amendment or supplement thereto) and any Permitted Free Writing Prospectus, there are no legal or governmental proceedings pending or threatened against the Company or any of the Material Subsidiaries, or to which the Company or any of the Material Subsidiaries, or any of their property, is subject, which would be required to be described in each of the Registration Statement, Prospectus and any Permitted Free Writing Prospectus and are not described or incorporated by reference in each of the Registration Statement, Prospectus (or any amendment or supplement thereto) and any Permitted Free Writing Prospectus.

4.     To the best of my knowledge, there are no agreements, contracts, indentures, leases or other instruments that would be required to be described in each of the Registration Statement, Prospectus or any Permitted Free Writing Prospectus that are not described or incorporated or deemed to be incorporated by reference in each of the Registration Statement, Prospectus, or any Permitted Free Writing Prospectus.

5.    Neither the Company nor any of the Subsidiaries (A) is in violation of its respective certificate of incorporation or bylaws, certificate of formation or operating agreement, partnership agreement or other organizational documents, (B) to the best of my knowledge after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in each of the Registration Statement, Prospectus or any Permitted Free Writing Prospectus or (C) is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Material Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Material Subsidiaries which default or violation in the case of either clause (B) or (C), either individually or in the aggregate, could be reasonably likely to have a Material Adverse Effect.

6.    Except as described in each of the Registration Statement, Prospectus or any Permitted Free Writing Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and I do not know of any commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company.

7.    Except as described in each of the Registration Statement, Prospectus or any Permitted Free Writing Prospectus, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Shares or the right to have any securities of the Company included in or the right to require registration under the Securities Act of 1933, as amended, of any securities of the Company.

8.     The statements in the Registration Statement under the caption “Risk Factors—Federal, state and local regulation impact the Company’s operations, financial condition and financial results” and under the caption “Business—Regulation”, which statements are incorporated by reference from the Company’s Form 10-K for the year ended December 31, 2017 and as updated in the Prospectus, insofar as such statements constitute a summary of regulatory matters relating to the outdoor advertising industry, fairly describe the regulatory matters relating to such industry.

The opinions set forth in this Exhibit C-2 shall be dated and furnished to the Agents, shall be satisfactory in form and substance to the Agents and shall expressly state that the Agents may rely on such opinions as if they were addressed to them.

Exhibit C-3

FORM OF OPINION OF

GOODWIN PROCTER LLP,

REIT COUNSEL TO THE COMPANY

The Company has been, since its taxable year that commenced on January 1, 2014, and will continue to be organized in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code and that the Company’s current and anticipated investments and plan of operation have enabled Parent to meet since January 1, 2014, and will enable Parent to continue to meet, the requirements for qualification and taxation as a REIT under the Code. Actual qualification for taxation as a REIT under the Code, however, will depend upon Parent and the Company’s continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualification tests imposed by the Code and applicable Treasury regulations.

The opinion set forth in this Exhibit C-3 shall be dated and furnished to the Agents, shall be satisfactory in form and substance to the Agents and shall expressly state that the Agents may rely on such opinions as if they were addressed to them.

Exhibit C-4

FORM OF OPINION OF

KEAN MILLER LLP,

LOCAL COUNSEL TO THE COMPANY

1.    Each Material Subsidiary of the Company is a corporation, partnership or limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate, partnership or limited liability company power and authority, as the case may be, to own, lease, and operate its properties and to conduct its business as described in each of the Registration Statement and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each of the Material Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company, directly or indirectly through one or more of the other subsidiaries of the Company, free and clear of any perfected security interest, or, to such counsel’s knowledge after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance, all except as disclosed in each of the Registration Statement and Prospectus (and any amendments or supplements thereto).

2.    Neither the issuance, sale or delivery of the Shares, nor the execution, delivery or performance of the Agreement or compliance by the Company with the provisions of the Agreement, or the consummation by the Company of the transactions contemplated thereby constitutes or will constitute a violation or breach of, or a default under (A) the certificate of incorporation or bylaws, the certificate of formation or operating agreement, or the partnership agreement or other organizational documents of the Material Subsidiaries, or (B) to such counsel’s knowledge, any material agreement, indenture, lease or other instrument to which the Material Subsidiaries are a party or by which any of them or any of their respective properties is bound, or constitute a breach of or default under, or will result in the creation or imposition of any lien, charge or encumbrance pursuant to any such document upon any property or assets of the Material Subsidiaries, nor will any such actions (assuming compliance with all applicable state securities laws) result in any violation of any existing law, regulation, ruling, judgment, injunction, order or decree known to such counsel and applicable to the Material Subsidiaries or any of their respective properties, except in the case of the foregoing clause (B), where such conflict, breach or default could not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.

In giving such opinions, such counsel may limit its opinion to the federal laws of the United States, the law of the Commonwealth of Louisiana, and the General Corporation Law of the State of Delaware.

The opinions set forth in this Exhibit C-4 shall be dated and furnished to the Agents, shall be satisfactory in form and substance to the Agents and shall expressly state that the Agents may rely on such opinions as if they were addressed to them.

Exhibit D-1

Subsidiaries

Subsidiary	Jurisdiction of Organization
Lamar Media Corp.	Delaware
Arizona Logos, L.L.C.	Arizona
Canadian TODS Limited	Nova Scotia, Canada
Colorado Logos, Inc.	Colorado
Delaware Logos, L.L.C.	Delaware
Florida Logos, LLC	Florida
Georgia Logos, L.L.C.	Georgia
Interstate Logos, L.L.C.	Louisiana
Interstate Logos TRS, LLC	Delaware
Kansas Logos, Inc.	Kansas
Kentucky Logos, LLC	Kentucky
Lamar Advantage GP Company, LLC	Delaware
Lamar Advantage Holding Company	Delaware
Lamar Advantage LP Company, LLC	Delaware
Lamar Advantage Outdoor Company, L.P.	Delaware
Lamar Advertising of Colorado Springs, L.L.C.	Colorado
Lamar Advertising of Louisiana, L.L.C.	Louisiana
Lamar Advertising of Michigan, Inc.	Michigan
Lamar Advertising of Penn, LLC	Delaware
Lamar Advertising of Puerto Rico, Inc.	Puerto Rico
Lamar Advertising of South Dakota, L.L.C.	South Dakota
Lamar Advertising of Youngstown, Inc.	Delaware
Lamar Advertising Southwest, Inc.	Nevada
Lamar Air, L.L.C.	Louisiana
Lamar Airport Advertising Company	Nevada
Lamar Airport Advertising S/W Joint Venture	Texas
Lamar Canadian Outdoor Company	Ontario, Canada
Lamar Central Outdoor, LLC	Delaware
Lamar Electrical, Inc.	Louisiana
Lamar Florida, L.L.C.	Florida
Lamar Investments, LLC	Delaware
Lamar Obie Company, LLC	Delaware
Lamar OCI North, L.L.C.	Delaware
Lamar OCI South Corporation	Mississippi
Lamar Ohio Outdoor Holding Corp.	Ohio
Lamar Pensacola Transit, Inc.	Florida
Lamar Service Company, LLC	Delaware
Lamar Tennessee, L.L.C.	Tennessee
Lamar Texas Limited Partnership	Texas
Lamar Transit Advertising Canada Ltd.	British Columbia, Canada
Lamar Transit, LLC	Delaware
Lamar TRS Holdings, LLC	Delaware
Louisiana Interstate Logos, L.L.C.	Louisiana
Maine Logos, L.L.C.	Maine
Michigan Logos, Inc.	Michigan
Minnesota Logos, Inc.	Minnesota

D-1-1

Mississippi Logos, L.L.C.	Mississippi
Missouri Logos, LLC	Missouri
Missouri Logos, a Partnership	Missouri
Montana Logos, LLC	Montana
Nebraska Logos, Inc.	Nebraska
Nevada Logos, Inc.	Nevada
New Jersey Logos, L.L.C.	New Jersey
New Mexico Logos, Inc.	New Mexico
Ohio Logos, Inc.	Ohio
Oklahoma Logos, L.L.C.	Oklahoma
Outdoor Marketing Systems, L.L.C.	Pennsylvania
Outdoor Promotions West, LLC	Delaware
QMC Transit, Inc.	Puerto Rico
South Carolina Logos, Inc.	South Carolina
Tennessee Logos, Inc.	Tennessee
The Lamar Company, L.L.C.	Louisiana
TLC Farms, L.L.C.	Louisiana
TLC Properties II, LLC	Texas
TLC Properties, Inc.	Louisiana
TLC Properties, L.L.C.	Louisiana
Triumph Outdoor Holdings, LLC	Delaware
Triumph Outdoor Rhode Island, LLC	Delaware
Utah Logos, Inc.	Utah
Virginia Logos, LLC	Virginia
Washington Logos, L.L.C.	Washington
Wisconsin Logos, LLC	Wisconsin

D-1-2

Exhibit D-2

Immaterial Subsidiaries

Subsidiary	Jurisdiction of Organization
Canadian TODS Limited	Nova Scotia, Canada
Lamar Advertising of Puerto Rico, Inc.	Puerto Rico
Lamar Airport Advertising S/W Joint Venture	Texas
Lamar Canadian Outdoor Company	Ontario, Canada
Lamar Transit Advertising Canada Ltd.	British Columbia, Canada
Missouri Logos, a Partnership	Missouri
QMC Transit, Inc.	Puerto Rico

D-2-1